As filed with the Securities and Exchange Commission on May 6, 2009

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIANA SHIPPING INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Diana Shipping Inc. Pendelis 16 175 64 Palaio Faliro Athens, Greece 011 (30) 210 947-0100	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq.

Robert E. Lustrin, Esq.

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

(212) 574-1200

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Amount of Registration Fee
Common stock, par value $0.01 per share
Preferred stock purchase rights(2)
Preferred stock
Debt securities
Guarantees(3)
Warrants(4)
Purchase contracts(5)
Units(6)
Total	Indeterminate	$0	(1)

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Also includes such indeterminate amount of debt securities and number of shares of common stock and preferred stock as may be issued upon conversion or exchange for any other debt securities or shares of preferred stock that provide for conversion or exchange into other securities. In connection with the securities offered hereby, the Registrant is deferring payment of all of the registration fees and will pay registration fees on a “pay-as-you-go” basis in accordance with Rule 456(b) and Rule 457(r).
(2)	Preferred stock purchase rights are not currently separable from the common stock and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common stock.
(3)	The debt securities may be guaranteed pursuant to guarantees by direct and indirect subsidiaries of Diana Shipping Inc. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n), no separate fees for the guarantees will be payable.
(4)	Registered hereunder are an indeterminate number of warrants as may from time to time be sold at indeterminate prices.
(5)	Registered hereunder are an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.
(6)	Registered hereunder are an indeterminate number of units as may from time to time be sold at indeterminate prices. Units may consist of any combination of securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Incorporation	Primary Standard Industrial Classification Code No.
Ailuk Shipping Company Inc.	Marshall Islands	4412
Bikini Shipping Company Inc.	Marshall Islands	4412
Buenos Aires Compania Armadora S.A.	Panama	4412
Cerada International S.A.	Panama	4412
Changame Compania Armadora S.A.	Panama	4412
Chorrera Compania Armadora S.A.	Panama	4412
Cypres Enterprises Corp.	Panama	4412
Darien Compania Armadora S.A.	Panama	4412
Diana Shipping Services S.A.	Panama	4412
Eaton Marine S.A.	Panama	4412
Gala Properties Inc.	Marshall Islands	4412
Husky Trading, S.A.	Panama	4412
Jaluit Shipping Company Inc.	Marshall Islands	4412
Panama Compania Armadora S.A.	Panama	4412
Skyvan Shipping Company S.A.	Panama	4412
Texford Maritime S.A.	Panama	4412
Urbina Bay Trading, S.A.	Panama	4412
Vesta Commercial, S.A.	Panama	4412
Kili Shipping Company Inc.	Marshall Islands	4412
Knox Shipping Company Inc.	Marshall Islands	4412
Lib Shipping Company Inc.	Marshall Islands	4412
Majuro Shipping Company Inc.	Marshall Islands	4412
Taka Shipping Company Inc.	Marshall Islands	4412
Marfort Navigation Company Limited	Cyprus	4412
Silver Chandra Shipping Company Limited	Cyprus	4412

Prospectus

Diana Shipping Inc.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,

Debt Securities, Warrants, Purchase Contracts and Units

Through this prospectus, we or any selling shareholder may periodically offer:

(1)	our common stock (including preferred stock purchase rights),

(2)	our preferred stock,

(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries,

(4)	our warrants,

(5)	our purchase contracts, and

(6)	our units.

The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from the sale of securities by the selling shareholders.

Our common stock is currently listed on the New York Stock Exchange under the symbol “DSX.”

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves a high degree of risk. See the section entitled “Risk Factors” on page 5 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2009.

We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP.” We have a fiscal year end of December 31.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we or any selling shareholder may sell our common stock (including preferred stock purchase rights), preferred stock, debt securities (and related guarantees), warrants, purchase contracts and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk factors” and our financial statements and related notes contained herein and therein, before making an investment decision. Unless we specify otherwise, all references in this prospectus to “we,” “our,” “us” and the “Company” refer to Diana Shipping Inc. and its subsidiaries.

Our Company

We are Diana Shipping Inc., a Marshall Islands company that owns and operates dry bulk carriers that transport iron ore, coal, grain and other dry cargoes along worldwide shipping routes. As of May 6, 2009 our fleet consisted of 13 modern Panamax dry bulk carriers and six Capesize dry bulk carriers. We also had assumed shipbuilding contracts for two additional Capesize dry bulk carriers, Hull H1107 and Hull H1108, which are under construction by the China Shipbuilding Trading Company Ltd. and Shanghai Waigaoqiao Shipbuilding Co. Ltd., respectively. In April 2009, we entered into an agreement with a related party company to acquire a single purpose company, Gala Properties Inc., or Gala, that has a contract with China Shipbuilding Trading Company Ltd. and Shanghai Jiangnan-Changxing Shipbuilding Co. Ltd., for the construction of a 177,000 dwt Capesize dry bulk carrier, Hull H1138, for the contract price of $60.2 million in exchange for our ownership in our subsidiary, Eniwetok Shipping Company Inc., that has the contract for the construction of Hull H1108, and an additional expected payment of $15 million. This transaction closed on May 6, 2009. These two additional Capesize dry bulk newbuildings that we have agreed to purchase will further increase the carrying capacity of our fleet by approximately 354,000 deadweight tons, or dwt. Excluding these two vessels, since the completion of our initial public offering in March 2005, we have increased the size of our fleet from eight Panamax dry bulk carriers and one Capesize dry bulk carrier with a combined carrying capacity of 768,587 dwt to 13 Panamax dry bulk carriers and six Capesize dry bulk carriers with a combined carrying capacity of approximately 2.0 million dwt and a weighted average age of 4.6 years, based upon dwt capacity.

We intend to continue to grow our fleet through timely and selective acquisitions of vessels. We expect to focus future vessel acquisitions primarily on Panamax and Capesize dry bulk carriers. However, we will also consider purchasing other classes of dry cargo vessels, such as container vessels, if we determine that those vessels would, in our view, present favorable investment opportunities.

Our Fleet

The following table presents certain information concerning the dry bulk carriers in our fleet as of the date of this prospectus:

Vessel	Sister Ships (1)	Year Built	DWT	Charterer	Age as of May 5, 2009	Daily Time Charter Hire Rate	Charter Expiration (2)
Nirefs	A	2001	75,311	Cosco Bulk Carrier Co. Ltd.	8.3 years	$60,500	Feb 3, 2010 – Apr 3, 2010
Alcyon	A	2001	75,247	Cargill International S.A., Geneva	8.2 years	$34,500	Nov 21, 2012 – Feb 21, 2013
Triton	A	2001	75,336	Cargill International S.A., Geneva	8.1 years	$24,400	Oct 17, 2009 – Jan 17, 2010 (3)
Oceanis	A	2001	75,211	Hanjin Shipping Co. Ltd., Seoul	7.9 years	$40,000	Jul 29, 2009 – Oct 29, 2009

Vessel	Sister Ships (1)	Year Built		DWT	Charterer	Age as of May 5, 2009	Daily Time Charter Hire Rate		Charter Expiration (2)
Dione	A	2001		75,172	Louis Dreyfus Commodities S.A., Geneva	8.3 years	$12,000		Jun 1, 2010 – Sep 1, 2010
Danae	A	2001		75,106	Augustea Atlantica Srl, Naples	8.3 years	$12,000		Jan 23, 2011 – Apr 22, 2011
Protefs	B	2004		73,630	Hanjin Shipping Co. Ltd., Seoul	4.7 years	$59,000		Aug 18, 2011 – Nov 18, 2011
Calipso	B	2005		73,691	Cargill International S.A., Geneva	4.3 years	$9,400		Dec 24, 2009 – Mar 24, 2010
Clio	B	2005		73,691	Cargill International S.A., Geneva	4.0 years	$11,000		Dec 26, 2009 – Mar 26, 2010
Thetis	B	2004		73,583	Cargill International S.A., Geneva	4.8 years	$10,500		Dec 12, 2009 – Mar 12, 2010
Naias	B	2006		73,546	Constellation Energy Commodities Group, Baltimore	2.9 years	$34,000		Aug 24, 2009 – Oct 24, 2009
Erato	C	2004		74,444	Cargill International S.A., Geneva	4.7 years	$15,000		Nov 27, 2009 – Feb 27, 2010
Coronis	C	2006		74,381	TPC Korea Co. Ltd., Seoul	3.3 years	$14,000		Feb 26, 2010 – Apr 26, 2010
Sideris GS	D	2006		174,186	BHP Billiton Marketing AG	2.4 years	$39,000		Nov 30, 2009
							$36,000		Oct 15, 2010 – Jan 15, 2011 (4)
Aliki	—	2005		180,235	Cargill International S.A., Geneva	4.2 years	$45,000		Mar 1, 2011 – Jun 1, 2011 (4)
Semirio	D	2007		174,261	BHP Billiton Marketing AG	1.9 years	$51,000		Jun 15, 2009
							$31,000		Apr 30, 2011 – Jul 30, 2011 (4)
Boston	D	2007		177,828	BHP Billiton Marketing AG	1.5 years	$52,000		Sep 28, 2011 – Dec 28, 2011 (5)
Salt Lake City	—	2005		171,810	Refined Success Limited	3.7 years	$55,800		Aug 28, 2012 – Oct 28, 2012
Norfolk	—	2002		164,218	Corus UK Limited	6.7 years	$74,750		Jan 12, 2013 – Mar 12, 2013
Hull 1107 (tbn New York) (6)	D	2010		177,000	Nippon Yusen Kaisha, Tokyo (NYK)	—	$48,000	(7)(8)	Jan 31, 2015 – May 31, 2015 (8)
Hull 1138 (tbn Houston) (9)	D	2009	(8)	177,000	Jiangsu Shagang Group Co.	—	$55,000		Oct 30, 2014 – Jan 30, 2015 (8)

				2,364,887

(1)	Each dry bulk carrier is a “sister ship”, or closely similar, to other dry bulk carriers that have the same letter.
(2)	Charterers’ optional period to redeliver the vessel to us. Charterers have the right to add the off hire days to the duration of the charter, if any, and therefore the optional period may be extended.
(3)

The charterer has the option to employ the vessel for a further 11-13 month period at a daily rate based on the average rate of four pre-determined time charter routes as published by the Baltic Exchange. The optional period, if exercised, must be declared on or before the end of the 30th month of employment and can only commence at the end of the 36th month.

(4)	The charterer has the option to employ the vessel for a further 11-13 month period. The optional period, if exercised, must be declared on or before the end of the 42nd month of employment and can only commence at the end of the 48th month, at the daily time charter rate of $48,500.
(5)	The charterer has the option to employ the vessel for a further 11-13 month period. The optional period, if exercised, must be declared on or before the end of the 42nd month of employment and can only commence at the end of the 48th month, at the daily time charter rate of $52,000.
(6)	Expected to be delivered to us in the first quarter of 2010 with latest possible delivery in the second quarter of 2010.
(7)	The gross rate will vary as follows: $50,000 per day for delivery between October 1, 2009 and January 31, 2010 or $48,000 per day for delivery between February 1, 2010 and April 30, 2010.
(8)	Based on the expected date of delivery to us from the builder.
(9)	Expected to be delivered to us from the builder in November 2009.

Each of our vessels is owned through a separate wholly-owned subsidiary.

Our vessels operate worldwide within the trading limits imposed by our insurance policy conditions and do not operate in areas where sanctions of the United States, the European Union or the United Nations have been imposed.

Chartering

We charter our dry bulk carriers to customers primarily pursuant to time charters. Under our time charters, the charterer typically pays us a fixed daily charter hire rate and bears all voyage expenses, including the cost of bunkers (fuel oil) and canal and port charges. We remain responsible for paying the chartered vessel’s operating expenses, including the cost of crewing, insuring, repairing and maintaining the vessel. We have historically paid commissions ranging from 0% to 6.25% of the total daily charter hire rate of each charter to unaffiliated ship brokers and to in-house brokers associated with the charterer, depending on the number of brokers involved with arranging the charter. Our in-house fleet manager, Diana Shipping Services S.A., or DSS, performs the commercial and technical management of our vessels.

We strategically monitor developments in the dry bulk shipping industry on a regular basis and, subject to market demand, seek to target the charter hire periods for our vessels according to prevailing market conditions. In order to take advantage of the relatively stable cash flow and high utilization rates associated with long-term time charters along with the historically high charter hire rates that prevailed during the first half of 2008 for Panamax and Capesize vessels, we employ our vessels on long-term time charters ranging in initial duration from 17 months to 62 months. Our vessels employed under short-term time charters provide us with flexibility in responding to market developments. We will continue to evaluate our balance of short- and long-term charters relative to developments in the dry bulk shipping industry and may extend or reduce the charter hire periods of additional vessels in our fleet to take advantage of higher charter hire rates or enter into more short-term time charters to take advantage of rates in that market.

Credit Facilities

On February 18, 2005, we entered into a $230.0 million secured revolving credit facility with the Royal Bank of Scotland Plc., which was amended on May 24, 2006 to increase the facility amount to $300.0 million. Our $300.0 million credit facility permits us to borrow up to $50.0 million for working capital. In January 2007, we entered into a supplemental agreement with the Royal Bank of Scotland Plc. for a 364-day standby credit facility of up to $200.0 million, which facility expired on March 6, 2008. We intend to draw funds under our $300.0 million credit facility to fund acquisitions and, as necessary, fund our working capital needs. We may repay outstanding debt from time to time with the net proceeds of future equity issuances.

The $300.0 million revolving credit facility has a term of ten years from May 24, 2006, and we are permitted to borrow up to the facility limit, provided that conditions to drawdown are satisfied and that borrowings do not exceed 75% of the aggregate value of the vessels that secure the facility. On May 24, 2012, the $300.0 million facility limit will be reduced to $285.0 million. Thereafter, the facility limit will be reduced by $15.0 million semi-annually over a period of four years with a final reduction of $165.0 million at the time of the last semi-annual reduction.

Our obligations under our credit facilities are secured, or will be secured upon drawdown, by a first priority mortgage on one or more of the vessels in our fleet and such other vessels that we may from time to time include with the approval of our lender, and a first assignment of all freights, earnings, insurances and requisition compensation of such collateral vessels. We may grant additional security from time to time in the future.

Our credit facility does not prohibit us from paying dividends as long as an event of default has not occurred and we are not, and after giving effect to the payment of the dividend would not be, in breach of a covenant. When we have debt outstanding under our credit facility, however, the amount of cash that we have available to distribute as dividends in a period may be reduced by any interest or principal payments that we are required to make.

On March 31, 2009 and May 6, 2009, an amount of $214.7 million was outstanding under this revolving credit facility, which was used to fund part of the purchase cost of the Salt Lake City and the Norfolk.

In November 2006, we entered into a loan agreement with Fortis Bank for a secured term loan of $60.2 million and a guarantee facility of up to $36.5 million, which we are using to finance the pre-delivery installments of the two newbuilding Capesize dry bulk carriers that we expect to take delivery of during November 2009 and the second quarter of 2010. Under this loan agreement, principal payments are scheduled upon completion of certain stages of the construction of the vessels. The interest and finance costs on this facility during the construction period are capitalized and included in the construction cost of the vessels. In connection with our acquisition of Gala, discussed in greater detail below, we entered into an agreement with Fortis Bank to restate the existing loan agreement to include Gala as a borrower thereunder. Pursuant to the agreement, the bank consented to the termination of the Eniwetok contract, the amendment of the purpose of the loan facility to include the financing of part of the construction and acquisition cost of the newbuilding Hull H1138 owned by Gala and certain amendments to the terms of the principal agreement and the corporate guarantee issued thereunder. Fortis Bank also agreed to reduce the shareholding required to be beneficially owned by the Palios and Margaronis families from 20% to 10%. As of March 31, 2009 and May 6, 2009, we had $24.1 million and $42.1 million, respectively, of principal balance outstanding under this loan facility.

As of March 31, 2009 and May 6, 2009, our total indebtedness under both our $300 million credit facility with the Royal Bank of Scotland Plc. and our loan agreement with Fortis Bank, described above, amounted to $238.8 million and $256.8 million, respectively.

Recent Developments

As discussed above, we have executed an agreement with 4 Sweet Dreams S.A., a related party, to acquire Gala, a single purpose company, that has contracted with China Shipbuilding Trading Company, Limited and Shanghai Jiangnan-Changxing Shipbuilding Co., Ltd. for the construction of a 177,000 dwt Capesize drybulk carrier, identified as Hull No. H1138, for the contract price of $60.2 million. The seller is a company controlled by Semiramis and Aliki Paliou, the daughters of our Chairman and Chief Executive Officer, Mr. Simeon Palios.

Gala has entered into a time charter for Hull No. H1138 with Jiangsu Shagang Group Co. or its nominee, with performance guaranteed by Shagang Shipping Company Ltd., at a gross charter hire rate of $55,000 per day for a minimum period of fifty-nine (59) months and a maximum period of sixty-two (62) months, commencing upon delivery of the vessel from the shipbuilders. We expect this vessel to be delivered, and the charter to commence, in November 2009.

In exchange for the acquisition of Gala, we transferred to the seller our ownership interest in Eniwetok Shipping Company Inc., or Eniwetok, our wholly owned subsidiary. Eniwetok has contracted with the same shipbuilders for the construction of a separate 177,000 dwt Capesize drybulk carrier, identified as Hull No. H1108, for the contract price of $60.2 million, with a scheduled delivery date of June 30, 2010. In connection with these transactions, the shipbuilders cancelled the construction contract of Hull No. H1108 upon the closing. We expect the incremental cost to us (excluding legal and other transaction-related expenses) to be approximately $15.0 million. The closing of the share purchase transactions took place on May 6, 2009.

Corporate Structure

Diana Shipping Inc. is a holding company incorporated under the laws of Liberia in March 1999 as Diana Shipping Investments Corp. In February 2005, we redomiciled from the Republic of Liberia to the Republic of the Marshall Islands and changed our name to Diana Shipping Inc. Our executive offices are located at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is 011 30 (210) 947-0100. Our website address is www.dianashippinginc.com. The information on our website is not a part of this prospectus.

The Securities We or any Selling Shareholder May Offer

We or any selling shareholder may use this prospectus to offer our:

•	common stock (including preferred stock purchase rights),

•	preferred stock,

•	debt securities, which may be guaranteed by one or more of our subsidiaries,

•	warrants,

•	purchase contracts, or

•	units.

We or any selling shareholder may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks in this section, which is an update to the information under the heading “Risk Factors” in our annual report on Form 20-F filed on February 27, 2009 for the year ended December 31, 2008 and the documents we have incorporated by reference in this prospectus including this “Risk Factors” section in future annual reports, that summarize the risks that may materially affect our business before making an investment in our common stock. Please see “Where You Can Find Additional Information – Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

United States tax authorities could treat us as a “passive foreign investment company”, which could have adverse United States federal income tax consequences to United States holders

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” United States stockholders of a PFIC are subject to a disadvantageous United States federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our current and proposed method of operation, we do not believe that we will be a PFIC with respect to any taxable year. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time chartering activities as services income, rather than rental income. Accordingly, we believe that our income from our time chartering activities does not constitute “passive income,” and the assets that we own and operate in connection with the production of that income do not constitute passive assets.

There is, however, no direct legal authority under the PFIC rules addressing our method of operation. We believe there is substantial legal authority supporting our position consisting of case law and United States Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, we note that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of our operations.

If the IRS were to find that we are or have been a PFIC for any taxable year, our United States stockholders will face adverse United States tax consequences. Under the PFIC rules, unless those stockholders make an election available under the Internal Revenue Code of 1986, as amended (which election could itself have adverse consequences for such stockholders), such stockholders would be liable to pay United States federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common stock, as if the excess distribution or gain had been recognized ratably over the stockholder’s holding period of our common stock. Please see the section of this prospectus entitled “Tax Considerations” for a more comprehensive discussion of the United States federal income tax consequences if we were to be treated as a PFIC.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities by us offered by this prospectus to make vessel acquisitions and for capital expenditures, to repay indebtedness, for working capital, and for general corporate purposes. We will not receive any proceeds from sales of our securities by selling shareholders.

FORWARD LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the dry bulk shipping industry, changes in our operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports filed by us with the Commission and the New York Stock Exchange. We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years.(1)

	Three months ended March 31,	For the years ended December 31,
	2009	2008	2007	2006	2005	2004
		(in thousands of U.S. dollars)
Earnings
Net income	$34,810	$221,699	$134,220	$61,063	$64,990	$60,083
Add: Fixed charges	816	6,311	7,059	3,316	2,093	2,470

	35,626	228,010	141,279	64,379	67,083	62,553
Less: Interest capitalized	65	853	1,440	133	122	339

Total Earnings	$35,651	$227,157	$139,839	$64,246	$66,961	$62,214

Fixed Charges
Interest expensed and capitalized	800	6,225	6,948	3,188	1,503	2,382
Amortization and write-off of capitalized expenses relating to indebtedness	16	86	111	128	590	88

Total Fixed Charges	816	$6,311	$7,059	$3,316	$2,093	$2,470

Ratio of Earnings to Fixed Charges(2)	43.6x	36.0x	19.8x	19.4x	32.0x	25.2x

(1)	We have not issued any preferred stock as of the date of this prospectus.

(2)	For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income available to common stockholders plus interest expensed and any amortization and write-off of capitalized expenses relating to indebtedness. Fixed charges consist of interest expensed and capitalized, interest portion of rental expense and amortization and write-off of capitalized expenses relating to indebtedness.

CAPITALIZATION

A prospectus supplement will include information on our consolidated capitalization.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we or the selling shareholders may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we or the selling shareholders may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:

•	enter into transactions involving short sales of our shares of common stock by broker-dealers;

•	sell shares of common stock short themselves and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us or any selling shareholder to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or a selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf or the behalf of the selling shareholders that participates with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., or the NASD, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or any selling shareholder for the sale of any securities. If more than 10% of the net proceeds of any offering of shares of common stock made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

ENFORCEMENT OF CIVIL LIABILITIES

Diana Shipping Inc. is a Marshall Islands corporation and our principal executive offices are located outside the United States in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated articles of incorporation and bylaws. We refer you to our amended and restated articles of incorporation and bylaws, copies of which have been filed as identified in the exhibit index to this registration statement and are incorporated by reference herein.

Purpose

Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act of the Marshall Islands, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Authorized Capitalization

Under our amended and restated articles of incorporation, as of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 75,428,366 shares are issued and outstanding, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of our shares of stock are in registered form.

Share History

On March 17, 2005, we completed our initial public offering in the United States. In this respect, 12,375,000 shares of common stock, par value $0.01 per share, were issued for $17 per share. The net proceeds of the initial public offering totaled approximately $194.0 million.

In February 2005, we adopted an equity incentive plan, or the Plan, which entitles our employees, officers and directors to receive options to acquire our common stock. A total of 2,800,000 shares of common stock were reserved for issuance under the Plan. The Plan is administered by our board of directors. Under the terms of the Plan, our board of Directors is able to grant a) incentive stock options, b) non-qualified stock options, c) stock appreciation rights, d) dividend equivalent rights, e) restricted stock, f) unrestricted stock, g) restricted stock units, and h) performance shares. No options, stock appreciation rights or restricted stock units can be exercisable prior to the first anniversary or subsequent to the tenth anniversary of the date on which such award was granted. The Plan will expire 10 years from the adoption of the Plan by our board of directors. In January 2008, our board of directors approved a policy for annual incentive bonuses of up to approximately 3% of our annual net profit, consisting of cash bonuses and restricted stock. In February 2008, our board of directors approved the grant of 75,500 shares of restricted common stock to executive management and non-executive directors, pursuant to the Plan and in accordance with terms and conditions of restricted shares award agreements signed by the grantees. The restricted shares will be vested over a period of three years, by one-third each year and are subject to forfeiture until they become vested. Unless they forfeit their shares, grantees have the right to vote, to receive and retain all dividends paid and to exercise all other rights, powers and privileges of a holder of shares. In September 2008, our board of directors approved the grant of 600,000 shares of restricted common stock to executive management and non-executive directors. The restricted shares will be vested over a period of six years (1/6 each year) and the grantees may receive dividends and exercise voting rights prior to vesting. Any unvested shares and all existing equity grants are to be vested in full and immediately in case of a change of control of the Company. In October 2008, the Plan was amended and restated. Under the amended and restated plan, the administrator may waive or modify the application of forfeiture of awards of restricted stock and performance shares in connection with a cessation of service with us. Our board of directors delegated to the members of the Compensation Committee its authority as administrator of the amended and restated plan to vest restricted stock awards granted under such plan in the event of the grantee’s death. In October 2008 and January 2009, 600,000 shares and 364,200 shares, respectively, of restricted common stock were granted to our senior management and non-executive directors to be vested over a period of six years and three years, respectively. As of the date of this prospectus 1,760,300 shares of common stock are reserved for issuance under the Plan and 25,167 shares of restricted stock were vested.

In December 2005, we completed a follow-on public offering in the United States and issued 5,000,000 shares of common stock for $13.50 per share. The net proceeds of the follow-on public offering amounted to $63.0 million.

In June 2006, we completed a follow-on public offering in the United States and issued 8,050,000 shares of common stock for $9.50 per share. The net proceeds of the follow-on public offering amounted to $72.0 million.

In January 2007, we completed a follow-on public offering in the United States, offering 5,750,000 shares of common stock offered by three selling shareholders at a price of $15.75 per share. The three selling shareholders were Zoe S. Company Ltd., Ironwood Trading Corp., or Ironwood, and Corozal Compania Naviera S.A., or Corozal. Ironwood and Corozal are controlled by our Chairman and Chief Executive Officer, Mr. Palios. We did not receive any proceeds from the sale.

In April 2007, we completed a follow-on public offering in the United States of 12,075,000 shares of common stock of which 2,250,000 were offered by selling shareholders at a price of $17.00 per share. We received $159.0 million of net proceeds from the total of 9,825,000 shares sold by us and did not receive any proceeds from the sale of the 2,250,000 shares offered by selling shareholders. In September 2007, we completed a follow-on public offering in the United States of 11,500,000 shares of common stock at a price of $25.00 per share, the net proceeds of which amounted to $274.0 million.

In April 2008, we initiated a Dividend Reinvestment and Direct Stock Purchase Plan, or the Drip Plan. The Drip Plan allows existing shareholders to increase their holdings of our common stock and gives new investors an opportunity to make an initial investment in our common stock. Pursuant to the Drip Plan, existing shareholders may purchase additional shares of common stock by reinvesting all or a portion of the dividends paid on their shares of common stock and by making optional cash investments of not less than $100 each and up to a maximum of $10,000 per month. New investors that are not existing shareholders may from time to time be offered the opportunity to join the Drip Plan by making an initial investment of not less than $250 and up to a maximum of $10,000. Participants in the Drip Plan may authorize electronic deductions from their bank accounts for optional cash investments. Pursuant to the Drip Plan, we may also offer discounts ranging from 0% to 5% on optional and initial cash investments that are made pursuant to a request for waiver (e.g., on investments that are in excess of $10,000). As of the date of this prospectus, a total of 13,666 shares were issued under the Drip Plan.

In April 2008, we entered into a sales agency financing agreement, or the SAFA, with BNY Capital Markets Inc. Pursuant to the SAFA, we and certain selling shareholders named in a prospectus supplement may offer and sell up to $200,000,000 shares of our common stock and such selling shareholders may offer and sell up to an aggregate of 2,500,000 shares of our common stock from time to time through BNY Capital Markets Inc., as agent for us and the selling shareholders. As of the date of this prospectus, no shares were issued under the SAFA.

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

Preferred Stock

The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common stock or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common stock.

Preferred Stock Purchase Rights

Each share of our common stock includes one right, which we refer to as a right, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our preferred stock at a purchase price of

$100.00 per unit, subject to specified adjustments. The rights were issued pursuant to an amended and restated stockholders rights agreement dated October 15, 2005, between us and Computershare Trust Company, Inc., as rights agent. We subsequently appointed Mellon Investor Services LLC as successor rights agent and entered into a second amended and restated rights agreement with Mellon Investor Services LLC, dated October 7, 2008. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights.

The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors. The adoption of the rights agreement was approved by our existing stockholders prior to our initial public offering.

We have summarized the material terms and conditions of the rights agreement and the rights below. For a complete description of the rights, we encourage you to read the rights agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

Detachment of the Rights

The rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the rights distribution date that we describe below. The rights are not exercisable until after the rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as we describe below. The rights will separate from the common stock and a rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company’s common stock or

•

the 10th business day (or such later date as determined by the Company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company’s common stock.

Persons who are our stockholders on the effective date of the rights agreement are excluded from the definition of “acquiring person” until such time as they acquire an additional 20% of our outstanding common stock for purposes of the rights, and therefore until such time, their ownership cannot trigger the rights. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.

Until the rights distribution date:

•	our common stock certificates will evidence the rights, and the rights will be transferable only with those certificates; and

•	any new common stock will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of common stock at the close of business on that date. After the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any shares of common stock we issue after the rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A “flip-in event” will occur under the rights agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the rights agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.

If a flip-in event occurs and we have not previously redeemed the rights as described under the heading “Redemption of Rights” below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the rights as described under the heading “Exchange of Rights” below, each right, other than any right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

When a flip-in event occurs, all rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the rights agreement specifies.

Flip-Over Event

A “flip-over event” will occur under the rights agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or

•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such right.

Antidilution

The number of outstanding rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the rights distribution date. With some exceptions, the rights agreement will not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our preferred stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.

Redemption of Rights

At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

Exchange of Rights

We may, at our option, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the rights agreement.

Amendment of Terms of Rights

During the time the rights are redeemable, we may amend any of the provisions of the rights agreement, other than by decreasing the redemption price. Once the rights cease to be redeemable, we generally may amend the provisions of the rights agreement, other than to decrease the redemption price, only as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•

to shorten or lengthen any time period under the rights agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of rights other than an acquiring person.

Other Matters

Directors

Our directors are elected by a majority of the votes cast by stockholders entitled to vote. There is no provision for cumulative voting.

Our board of directors must consist of at least one member. Stockholders may change the number of directors only by the affirmative vote of holders of a majority of the outstanding common stock. The board of directors may change the number of directors only by a majority vote of the entire board. Our board of directors is divided into three classes, with each class serving staggered, three-year terms. Each director shall be elected to serve until the next annual meeting of stockholders, at which the term expires for the relevant class, and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Stockholder Meetings

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by stockholders holding not less than one-fifth of all the outstanding shares entitled to vote at such meeting. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or consolidation sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the company’s shares are primarily traded on a local or national securities exchange.

Stockholders’ Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws

Several provisions of our amended and restated articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Business Combinations

Our amended and restated articles of incorporation generally prohibit us from entering into a business combination with an “interested shareholder” for a period of three years following the date on which the person became an interested shareholder. Interested shareholder is defined, with certain exceptions, as a person who (i) owns more than 15% of our outstanding voting stock, or (ii) is an affiliate or associate of the Company that owned more than 15% of our outstanding stock at any time in the prior three years from the date the determination is being made as to whether he or she is an interested shareholder.

This prohibition does not apply in certain circumstances such as if (i) prior to the person becoming an interested shareholder, our board of directors approved the business combination or the transaction which resulted in the person becoming an interested shareholder, or (ii) the person became an interested shareholder prior to the Company’s initial public offering.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay stockholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders

Our amended and restated articles of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders or by the unanimous written consent of our stockholders. Our amended and restated articles of incorporation and our bylaws provide that, subject to certain exceptions, our Chairman, Chief Executive Officer, or Secretary at the direction of the board of directors or holders of not less than one-fifth of all outstanding shares may call special meetings of our stockholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a stockholder may be prevented from calling a special meeting for stockholder consideration of a proposal over the opposition of our board of directors and stockholder consideration of a proposal may be delayed until the next annual meeting.

Stockholders Rights Agreement

Our Stockholders Rights Agreement may have anti-takeover effects. The rights exercisable under the Stockholders Rights Agreement will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. Please see “Preferred Stock Purchase Rights.”

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the date on which we first mailed our proxy materials for the preceding year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Transfer Agent

The registrar and transfer agent for our common stock is BNY Mellon Shareowner Services.

Listing

Shares of our common stock are listed on the New York Stock Exchange under the symbol “DSX.”

DESCRIPTION OF OTHER SECURITIES

Debt Securities

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•

the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•

the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•

the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and a description of the provisions for the payment, settlement, transfer or exchange or the units.

TAX CONSIDERATIONS

Please see the information below as an update to the section entitled “Taxation” in our Annual Report on Form 20-F filed on February 27, 2009 for the year ended December 31, 2008 and the documents we have incorporated by reference in this prospectus including this “Taxation” section in future annual reports, for a discussion of the provisions of the U.S. Internal Revenue Code of 1986, as amended, existing and proposed U.S. Treasury Department regulations, administrative rulings, pronouncements and judicial decisions. Please see “Where You Can Find Additional Information — Information Incorporated by Reference.”

Passive Foreign Investment Company Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes. In general, the Company will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held the Company’s common shares, either

•

at least 75% of the Company’s gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), or

•	at least 50% of the average value of the assets held by the Company during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether the Company is a PFIC, the Company will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations in which it owns at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by the Company in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless the Company is treated under specific rules as deriving its rental income in the active conduct of a trade or business.

Based on the Company’s current operations and future projections, the Company does not believe that it is, nor does it expect to become, a PFIC with respect to any taxable year. Although there is no legal authority directly on point, the Company’s belief is based principally on the position that, for purposes of determining whether the Company is a PFIC, the gross income the Company derives or is deemed to derive from the time chartering and voyage chartering activities of its wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, the Company believes that such income does not constitute passive income, and the assets that the Company or its wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether the Company is a PFIC. The Company believes there is substantial legal authority supporting its position consisting of case law and Internal Revenue Service pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. In addition, the Company has obtained an opinion from its counsel, Seward and Kissel LLP, that, based upon the Company’s operations, its income from tine charters should not be treated as passive income for purposes of determining whether the Company is a PFIC. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. In the absence of any legal authority specifically relating to the statutory provisions governing passive foreign investment companies, the Internal Revenue Service or a court could disagree with this position. In addition, although the Company intends to conduct its affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of its operations will not change in the future.

As discussed more fully below, if the Company were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat the Company as a “Qualified Electing Fund,” which election is referred to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to the common shares, as discussed below.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election, which U.S. Holder is referred to as an “Electing Holder,” the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of the Company’s ordinary earnings and its net capital gain, if any, for the Company’s taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from the Company by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of the common shares. A U.S. Holder would make a QEF election with respect to any year that the Company is a PFIC by filing IRS Form 8621 with his U.S. federal income tax return. If the Company was aware that it was to be treated as a PFIC for any taxable year, it would provide each U.S Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if the Company were to be treated as a PFIC for any taxable year and, as anticipated, the common shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to the Company’s common shares provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in his common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of the common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if the Company were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year, whom is referred to as a “Non-Electing Holder,” would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of the common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holders’ aggregate holding period for the common shares;

•	the amount allocated to the current taxable year and any taxable years before the Company became a PFIC would be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of the common shares. If the Company is a PFIC and Non-Electing Holder who is an individual dies while owning the common shares, such holder’s successor generally would not receive a step-up in tax basis with respect to such common shares.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$	*
Blue sky fees and expenses	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Indenture trustee fees and experts	$	*
Transfer agent and registrar	$	*
Miscellaneous	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Diana Shipping Inc. appearing in Diana Shipping Inc.’s Annual Report on Form 20-F for the year ended December 31, 2008 and the effectiveness of Diana Shipping Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. You may read and copy any document that we file at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also learn about our Company by visiting our website at http://www.dianashippinginc.com. The information on our website is not a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934: our annual report on Form 20-F for the year ended December 31, 2008, filed with the Commission on February 27, 2009, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Diana Shipping Inc.

Pendelis 16

175 64 Palaio Faliro

Athens, Greece

011 30 (210) 947-0100

Information provided by the Company

We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent public accountants, and intend to furnish semi-annual reports containing selected unaudited financial data for the first six months of each fiscal year. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the New York Stock Exchange, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Article VIII of the Amended and Restated Bylaws of the Company provides that:

Section 1. Indemnification:

Any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that the he is not entitled to indemnification under this section.

Section 2. Insurance:

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

Section 60 of the BCA of the Republic of the Marshall Islands provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.	Exhibits

The Exhibit Index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a) Under Rule 415 of the Securities Act,

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) not applicable

(d) not applicable

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) — (g) Not applicable

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

DIANA SHIPPING INC.

By:	/s/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/s/ SIMEON P. PALIOS Simeon P. Palios	Director, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ ANASTASSIS MARGARONIS	Director and President
Anastassis Margaronis

/s/ IOANNIS ZAFIRAKIS	Director, Executive Vice President and Secretary
Ioannis Zafirakis

/s/ ANDREAS MICHALOPOULOS	Chief Financial Officer and Treasurer (Principal Financial Officer)
Andreas Michalopoulos

/s/ MARIA DEDE	Chief Accounting Officer (Principal Accounting Officer)
Maria Dede

/s/ APOSTOLOS KONTOYANNIS	Director
Apostolos Kontoyannis

/s/ WILLIAM LAWES	Director
William Lawes

/s/ BORIS NACHAMKIN	Director
Boris Nachamkin

/s/ KONSTANTINOS PSALTIS	Director
Konstantinos Psaltis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Diana Shipping Inc., has signed this registration statement in the city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

AILUK SHIPPING COMPANY INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ ANDREAS MICHALOPOULOS Andreas Michalopoulos	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ailuk Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

BIKINI SHPPING COMPANY INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ ANDREAS MICHALOPOULOS Andreas Michalopoulos	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Bikini Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

BUENOS AIRES COMPANIA ARMADORA S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon P. Palios	Director & President (Principal Executive Officer)

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Vice-President & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Buenos Aires Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

CERADA INTERNATIONAL S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Vice-President & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ SEMIRAMIS PALIOU Semiramis Paliou	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Cerada International S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

CHANGAME COMPANIA ARMADORA S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ SEMIRAMIS PALIOU Semiramis Paliou	Director & Vice-President

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ CHRISTOFOROS SARANTIS Christoforos Sarantis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Changame Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

CHORRERA COMPANIA ARMADORA S.A.

By:	/s/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/s/ SIMEON P. PALIOS	Director & President (Principal Executive Officer)
Simeon P. Palios

/s/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Vice-President & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ CHRISTOFOROS SARANTIS	Director & Secretary
Christoforos Sarantis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Chorrera Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/s/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

CYPRES ENTERPRISES CORP.

By:	/s/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/s/ SIMEON P. PALIOS	Director & President (Principal Executive Officer)
Simeon P. Palios

/s/ IOANNIS ZAFIRAKIS	Director & Vice-President & Treasurer (Principal
Ioannis Zafirakis	Financial Officer and Principal Accounting Officer)

/s/ ANASTASSIS MARGARONIS	Director & Secretary
Anastassis Margaronis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Cypres Enterprises Corp., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/s/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

DARIEN COMPANIA ARMADORA S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	President & Director (Principal Executive Officer)

/S/ ISIDOROS MARGARONIS Isidoros Margaronis	Director & Vice-President & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Darien Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

DIANA SHIPPING SERVICES S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ KALOMOIRA-CHRYSSI GIANNAKARI Kalomoira-Chryssi Giannakari	Director & Vice-President

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Diana Shipping Services S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

EATON MARINE S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director & Vice-President

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Eaton Marine S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

GALA PROPERTIES INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Gala Properties Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

HUSKY TRADING, S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ CHRISTOFOROS SARANTIS Christoforos Sarantis	Director &Vice-President

/S/ SEMIRAMIS PALIOU Semiramis Paliou	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Husky Trading, S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

JALUIT SHIPPING COMPANY INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Jaluit Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

KILI SHIPPING COMPANY INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon P. Palios	Director & President (Principal Executive Officer)

/S/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director & Secretary

/S/ SEMIRAMIS PALIOU Semiramis Paliou	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Kili Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

KNOX SHIPPING COMPANY INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS	Director & President (Principal Executive Officer)
Simeon P. Palios

/S/ SEMIRAMIS PALIOU	Director & Secretary
Semiramis Paliou

/S/ KALOMIRA-CHRYSSI GIANNAKARI	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)
Kalomira-Chryssi Giannakari

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Knox Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

LIB SHIPPING COMPANY INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon P. Palios	Director & President (Principal Executive Officer)

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Secretary

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Lib Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

MAJURO SHIPPING COMPANY INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ ANDREAS MICHALOPOULOS Andreas Michalopoulos	Director & Secretary

/S/ KALOMIRA-CHRYSSI GIANNAKARI Kalomira-Chryssi Giannakari	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Majuro Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

MARFORT NAVIGATION COMPANY LIMITED

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/s/ SIMEON P. PALIOS	Director & President (Principal Executive Officer)
Simeon P. Palios

/s/ IOANNIS ZAFIRAKIS	Director & Vice-President & Treasurer (Principal
Ioannis Zafirakis	Financial Officer and Principal Accounting Officer)

/s/ ANASTASSIS MARGARONIS	Director & Secretary
Anastassis Margaronis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Cypres Enterprises Corp., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

PANAMA COMPANIA ARMADORA S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Vice-President

/S/ CHRISTOFOROS SARANTIS Christoforos Sarantis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Panama Compania Armadora S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

SILVER CHANDRA SHIPPING COMPANY LIMITED

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ ANDREAS MICHALOPOULOS Andreas Michalopoulos	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Bikini Shipping Company Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

SKYVAN SHIPPING COMPANY S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ SEMIRAMIS PALIOU Semiramis Paliou	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Skyvan Shipping Company S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

TAKA SHIPPING INC.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon Palios	Director & President (Principal Executive Officer)

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Secretary

/S/ ANDREAS MICHALOPOULOS Andreas Michalopoulos	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Taka Shipping Inc., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

TEXFORD MARITIME S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS	Director & President (Principal Executive Officer)
Simeon P. Palios

/S/ SEMIRAMIS PALIOU	Director & Vice-President
Semiramis Paliou

/S/ ANASTASSIS MARGARONIS	Director & Treasurer & Secretary (Principal Financial Officer and Principal Accounting Officer)
Anastassis Margaronis

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Texford Maritime S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

URBINA BAY TRADING, S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon P. Palios	Director & President (Principal Executive Officer)

/S/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director & Vice-President & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ NICOLAOS MAMMOUS Nicolaos Mammous	Director & Secretary

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Urbina Bay Trading, S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on May 6, 2009.

VESTA COMMERCIAL, S.A.

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director & President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Robert E. Lustrin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 6, 2009 in the capacities indicated.

Signature	Title
/S/ SIMEON P. PALIOS Simeon P. Palios	Director & President (Principal Executive Officer)

/S/ SEMIRAMIS PALIOU Semiramis Paliou	Director & Vice-President & Secretary

/S/ IOANNIS ZAFIRAKIS Ioannis Zafirakis	Director & Treasurer (Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Vesta Commercial S.A., has signed this registration statement in city of Athens, country of Greece on May 6, 2009.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/S/ SIMEON P. PALIOS
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (for equity securities) (1)

1.2	Form of Underwriting Agreement (for debt securities) (1)

3.1	Amended and Restated Articles of Incorporation of Diana Shipping Inc. (2)

3.2	Amended and Restated By Laws of Diana Shipping Inc.

4.1	Specimen common stock certificate (3)

4.2	Specimen preferred stock certificate (1)

4.3	Form of warrant agreement (1)

4.4	Form of purchase contract (1)

4.5	Form of unit agreement (1)

4.6	Form of debt security indenture (4)

4.7	Form of subordinated debt security indenture (4)

4.8	Second Amended and Restated Stockholders Rights Agreement dated October 7, 2008 (5)

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to Diana Shipping Inc.

10.1	Loan Agreement with the Royal Bank of Scotland dated February 18, 2005

10.2	Amended and Restated Loan Agreement with the Royal Bank of Scotland dated May 24, 2006 (6)

10.3	Supplemental Agreement, dated January 30, 2007, to the Loan Agreement with the Royal Bank of Scotland dated February 18, 2005, as amended and restated on May 24, 2006 (7)

10.4	Supplemental Agreement with Fortis Bank dated April 30, 2009, which amends and restates November 6, 2006 Loan Agreement

23.1	Consent of Seward & Kissel (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)

25.1	Form of T-1 Statement of Eligibility (senior indenture) (1)

25.2	Form of T-1 Statement of Eligibility (subordinated indenture) (1)

(1)	To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this registration statement.

(2)	Filed as Exhibit 1 to the Company’s Report on Form 6-K on May 29, 2008.

(3)	Filed as Exhibit 2.1 to the Company’s 2008 Annual Report on Form 20-F (File No. 001-32458) on February 27, 2009.

(4)	Filed as Exhibit 4.3 to the Company’s Registration Statement (File No. 333-133410) on April 19, 2006.

(5)	Filed as Exhibit 4.5 to the Company’s Form 8-A12B/A filed on October 7, 2008 and amended on October 10, 2008 (File No. 001-32458).

(6)	Filed as Exhibit to the Company’s Form 20-F filed on March 14, 2008.

(7)	Filed as an Exhibit to the Form 6-K filed on March 19, 2007.

SK 23159 0002 969131 v7D